UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 23, 2014, Pacific Continental Corporation (the “Company”) issued a press release announcing earnings for the second quarter ended June 30, 2014. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filings or document.

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2014, the Company issued a press release announcing that Hal Brown will retire as Chief Executive Officer of the Company at the end of 2014, and Roger Busse, current President of the Company and Pacific Continental Bank (the “Bank”) and Chief Operating Officer of the Bank, will become President and Chief Executive Officer of the Company and Bank. Additionally, Casey Hogan, Executive Vice President and Chief Credit Officer of the Bank, will move into the Executive Vice President, Chief Operating Officer role at the Company, while Damon Rose, Senior Credit Officer of the Bank, will assume the role of Senior Vice President, Chief Credit Officer of the Bank. These appointments will be effective January 1, 2015. Following his retirement, Mr. Brown will provide advisory services to the Company and the Bank, serving in a non-officer employee role as Senior Advisor to the Chief Executive Officer with a commitment to provide no more than 20 hours per week of consulting services at an annual salary of $100,000 in 2015, $80,000 in 2016 and $60,000 in 2017, with his outstanding equity awards continuing to vest and, if applicable, remaining exercisable during his continued employment. Mr. Brown intends to continue to serve as a member of the Boards of Directors of the Company and the Bank through the expiration of his current term in April 2015. A copy of the press release relating to these announced management changes is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Mr. Busse, 58, was promoted to President of the Company in April 2007, and he has served as President and Chief Operating Officer of the Bank since 2006. Mr. Busse has served as an officer of the Company and the Bank since 2003. He previously worked for U.S. Bank for 25 years serving in a variety of credit administration and commercial lending positions.

Mr. Hogan, 55, has been Executive Vice President and Chief Credit Officer of the Bank since 2006. Prior to his appointment in 2006, Mr. Hogan served in various capacities with the Bank, including commercial lending and credit administration. He joined the Bank in 1995 after serving as a lender for Idaho First National Bank for 18 years.

Following is a summary of the terms of certain employment agreements relating to these management changes, which summary does not purport to be a complete description of these employment agreements, which are qualified by reference to the full text of such agreements.

Roger Busse Employment Agreement. In connection with his appointment as the Company’s Chief Executive Officer, Mr. Busse entered into an Amended and Restated Employment Agreement with the Company and the Bank, dated July 23, 2014. The Employment Agreement is effective January 1,

2015, and, unless sooner terminated or extended for additional one-year periods, expires on April 30, 2017. Under his Employment Agreement, commencing on the effective date, Mr. Busse will be entitled to an initial annual salary of $395,000, as well as incentive compensation as determined by the Compensation Committee of the Company’s Board of Directors (“Committee”). Subject to the approval of the Committee, upon assuming the position of President and Chief Executive Officer on January 1, 2015, Mr. Busse will receive a signing grant of restricted stock units (RSUs) under the Company’s 2006 Equity Plan with respect to common stock of the Company having an aggregate fair market value of $100,000. The RSUs will vest in a cliff on the four-year anniversary of the grant date, subject to Mr. Busse’s continued employment with the Bank or the Company through such date and subject, in certain cases, to earlier vesting. Mr. Busse is also entitled to reimbursement for relocation and temporary housing and home sale expenses relating to his relocation to Eugene, Oregon, in an aggregate amount of up to $104,000. In the event Mr. Busse terminates his employment before the term ends for “good reason” or his employment is terminated by the Company or the Bank “without cause,” Mr. Busse will be entitled to receive the base salary he would have been entitled to if his employment had not terminated for a period of twelve months, 100% of the potential incentive compensation for the year in which his employment terminates, and certain other benefits under COBRA, if applicable, subject to his delivery of a general release. Additionally, all unvested equity awards will become immediately vested upon termination. In addition, the agreement provides for enhanced severance payments in the event employment is terminated (i) voluntarily (for good reason) or involuntarily (without cause) within one year after a change in control (as defined), or (ii) involuntarily (without cause) or voluntarily (for good reason) within one year prior to a change in control. In either event, subject to his delivery of a general release, Mr. Busse will be eligible to receive a lump sum payment equal to a multiple of two and one-half times his “potential annual compensation,” less the amount of any termination payments that may have been paid under the agreement, certain benefits under COBRA, if applicable, and the immediate vesting of all unvested equity awards upon closing of the change in control or termination. In the event of termination for cause, voluntary termination without good reason, death, or disability that results in his inability to perform his duties, Mr. Busse will receive all compensation and benefits earned and expenses reimbursable through the date of his termination. If the total of the payments and benefits payable to Mr. Busse under the agreement would be an amount that would cause them to be deemed a “parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code, then such payments will be reduced so that the total amount thereof is less than the “parachute payment” amount. The agreement also precludes Mr. Busse from directly or indirectly soliciting any employee or customer of the Bank or the Company that would result in the employee terminating his or her employment or the customer terminating the customer’s relationship with the Bank or the Company for a period of two years after termination of his employment.

Casey Hogan Employment Agreement. In connection with his appointment as the Company’s Chief Operating Officer, Mr. Hogan entered into an Employment Agreement with the Company and the Bank, dated July 23, 2014. The Employment Agreement is effective January 1, 2015, and, unless sooner terminated or extended for additional one-year periods, expires on April 30, 2017. Under his Employment Agreement, commencing on the effective date, Mr. Hogan will be entitled to an initial annual salary of $265,000, as well as incentive compensation as determined by the Committee. In the event Mr. Hogan terminates his employment before the term ends for “good reason” or his employment is terminated by the Company or the Bank “without cause,” Mr. Hogan will be entitled to receive the base salary he would have been entitled to if his employment had not terminated for a period of twelve months, 100% of the potential incentive compensation for the year in which his employment terminates, and certain other benefits under COBRA, if applicable, subject to his delivery of a general release. Additionally, all unvested equity awards will become immediately vested upon termination. In addition, the agreement provides for enhanced severance payments in the event employment is terminated (i) voluntarily (for good reason) or involuntarily (without cause) within one year after a change in control (as defined), or (ii) involuntarily (without cause) or voluntarily (for good reason) within one year prior to a change in control. In either event, subject to his delivery of a general release, Mr. Hogan will be eligible to receive a lump sum payment equal to a multiple of two times his “potential annual compensation,” less the amount of any termination payments that may have been paid under the agreement, certain benefits under COBRA, if applicable, and the immediate vesting of all unvested equity awards upon closing of the change in control or termination. In the event of termination for cause, voluntary termination without good reason, death, or disability that results in his inability to perform his duties, Mr. Hogan will receive all compensation and benefits earned and expenses reimbursable through the date of his termination. If the total of the payments and benefits payable to Mr. Hogan under the agreement would be an amount that would cause them to be deemed a “parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code, then such payments will be reduced so that the total amount thereof is less than the “parachute payment” amount. The agreement also precludes Mr. Hogan from directly or indirectly soliciting any employee or customer of the Bank or the Company that would result in the employee terminating his or her employment or the customer terminating the customer’s relationship with the Bank or the Company for a period of two years after termination of his employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated July 23, 2014, announcing earnings for the second quarter ended June 30, 2014

99.2	Press release dated July 24, 2014, announcing key leadership succession plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2014

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Executive Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 23, 2014, announcing earnings for the second quarter ended June 30, 2014

99.2	Press release dated July 24, 2014, announcing key leadership succession plan